UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2017 (May 8, 2017)

COHERENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

(408) 764-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

On May 8, 2017, Coherent, Inc. (the “registrant” or “Coherent”) entered into Amendment No. 1 and Waiver to Credit Agreement (the “Amendment”) with Coherent Holding GmbH (the “Borrower”), Barclays Bank PLC, as administrative agent (the “Administrative Agent”), and the Lenders party thereto, which amends that certain Credit Agreement, dated as of November 7, 2016, by and among Coherent, the Borrower, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Barclays Bank PLC, as the Administrative Agent and as an L/C Issuer, Bank of America, N.A., as an L/C Issuer, and MUFG Union Bank, N.A., as an L/C issuer (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein, but not defined herein, have the meanings ascribed to such terms in the Amended Credit Agreement).

The Amendment, among other things, provides for a reduction to the applicable interest rate margins with respect to the Euro Term Loans to 1.25% for Euro Term Loans maintained as base rate loans and 2.25% for Euro Term Loans maintained as eurocurrency rate loans, with stepdowns to 1.00% and 2.00%, respectively, available after May 8, 2018 if the consolidated total gross leverage ratio for Coherent and its restricted subsidiaries is less than 1.50:1.00 and extends the period during which a prepayment premium may be required for a Repricing Transaction until six months after the effective date of the Amendment.

Certain of the Lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Coherent or Coherent’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Additional details of the Credit Agreement were previously disclosed in Coherent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2016 and are incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 2.02.	Results of Operations and Financial Condition

On May 9, 2017, Coherent issued a press release regarding its financial results for the fiscal quarter ended April 1, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report.

NON-GAAP FINANCIAL MEASURES: Coherent utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Coherent considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs and expenses that Coherent does not anticipate to recur on a quarterly basis or which do not reflect ongoing operations. While Coherent uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Coherent does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Coherent believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business, Coherent excluded items in the following general categories described below:

Net income and net income per diluted share.  Coherent has excluded certain recurring and non-recurring items in order to enhance investors’ understanding of its ongoing operations and to compare these results across multiple fiscal periods, particularly where a one-time event may have an impact in one fiscal quarter and not another.

Each of the non-GAAP financial measures described above, and used herein, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in Coherent’s financial results for the foreseeable future. In addition, other companies, including other companies in Coherent’s industry, may calculate non-GAAP financial measures differently than Coherent does, limiting their usefulness as a comparative tool.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1
Amendment No. 1 and Waiver to Credit Agreement, dated as of May 8, 2017, by and among Coherent, Inc., Coherent Holding GmbH, the Guarantors party thereto, the Lenders party thereto and Barclays Bank PLC, as Administrative Agent

99.1	Press release dated May 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: May 9, 2017
By: /s/ Kevin Palatnik
Kevin Palatnik
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 1 and Waiver to Credit Agreement, dated as of May 8, 2017, by and among Coherent, Inc., Coherent Holding GmbH, the Guarantors party thereto, the Lenders party thereto and Barclays Bank PLC, as Administrative Agent

99.1	Press release dated May 9, 2017